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                                                                      EXHIBIT 24

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-26548) pertaining to the 1988 Stock Incentive Plan for Key Employees of Ashland Coal, Inc. and its subsidiaries and in the related Prospectus, (2) the Registration Statement (Form S-8 No. 33-26549) pertaining to the Ashland Coal, Inc. Employee Thrift Plan and in the related Prospectus, (3) the Registration Statement (Form S-8 No. 33-38229) pertaining to the Coal-Mac, Inc. Savings and Retirement Plan and in the related Prospectus, (4) the Registration Statement (Form S-3 No. 33-46856) of Ashland Coal, Inc. and in the related prospectus and (5) the Registration Statement (Form S-3 No. 33-54122) of Ashland Coal, Inc. and in the related Prospectus of our report dated January 28, 1994, with respect to the consolidated financial statements and schedules of Ashland Coal, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1993.

                                          /s/ ERNST & YOUNG

Louisville, Kentucky
March 28, 1994